Exhibit 99.1

FOR IMMEDIATE RELEASE	Contact:	Bob Puccini
Investor Relations
(720) 895-7787
bob.puccini@arrisi.com

ARRIS ANNOUNCES PRELIMINARY AND UNAUDITED

FIRST QUARTER 2014 RESULTS

Suwanee, Ga. (May 6, 2014) ARRIS Group, Inc. (NASDAQ:ARRS) today announced preliminary and unaudited financial results for the first quarter 2014.

On April 17, 2013, the Company closed the acquisition of Motorola Home. As a result, some comparisons to prior periods may not be meaningful.

Financial Highlights

•	Revenues in the first quarter 2014 were $1,225.0 million

•	Adjusted net income (a non-GAAP measure) in the first quarter 2014 was $0.47 per diluted share

•	GAAP net income in the first quarter 2014 was $0.28 per diluted share

•	The Company ended the first quarter 2014 with $521.5 million of cash resources

•	Order backlog at the end of the first quarter 2014 was $996.1 million

•	The Company’s book-to-bill ratio in the first quarter 2014 was 1.37

“We had a strong first quarter achieving record revenue levels. As we had anticipated last quarter, 2014 is shaping up to be our best year so far. Continued product deployments, new product acceptances, and an expanding international interest will continue to drive overall improved performance.” said Bob Stanzione, ARRIS Chairman and CEO.

“We are off to a great start in 2014. Our revenues were up 2.2% from the previous quarter and we ended the quarter with a very strong order backlog of $996.1 million.” said David Potts, ARRIS EVP & CFO. “With respect to the second quarter 2014, we now project that revenues for the Company will be in the range of $1,410 million to $1,450 million, with adjusted net income per diluted share in the range of $0.64 to $0.70 and GAAP net income per diluted share in the range of $0.27 to $0.33.”

Revenues in the first quarter 2014 were $1,225.0 million as compared to first quarter 2013 revenues of $353.7 million. Fourth quarter 2013 revenues were $1,199.1 million.

Adjusted net income (a non-GAAP measure) in the first quarter 2014 was $0.47 per diluted share, compared to $0.25 per diluted share for the first quarter 2013.

Adjusted net income (a non-GAAP measure) for the fourth quarter 2013 was $0.54 per diluted share.

A reconciliation of adjusted net income to GAAP net income per diluted share is attached to this release and also can be found on the Company’s website (www.arrisi.com).

GAAP net income in the first quarter 2014 was $0.28 per diluted share, as compared to first quarter 2013 GAAP net loss of $(0.13) per diluted share and fourth quarter 2013 GAAP net loss of $(0.02) per diluted share.

Cash & Cash Equivalents - The Company ended the first quarter 2014 with $521.5 million of cash, cash equivalents and marketable securities, as compared to $513.4 million at the end of the fourth quarter 2013. The Company generated $34.8 million of cash from operating activities during the first quarter 2014, as compared to $50.1 million generated during the first quarter 2013.

Order backlog at the end of the first quarter 2014 was $996.1 million as compared to $282.1 million and $538.6 million at the end of the first quarter 2013 and the fourth quarter 2013, respectively. The Company’s book-to-bill ratio in the first quarter 2014 was 1.37 as compared to the first quarter 2013 of 1.17 and the fourth quarter 2013 of 1.01.

ARRIS management will conduct a conference call at 5:00 pm EDT, today, Tuesday, May 6, 2014, to discuss these results in detail. You may participate in this conference call by dialing 888-713-4209 or 617-213-4863 for international calls prior to the start of the call and providing the ARRIS Group, Inc. name, conference pass code 75018618 and Bob Puccini as the moderator. Please note that ARRIS will not accept any calls related to this earnings release until after the conclusion of the conference call. A replay of the conference call can be accessed approximately two hours after the call through May 13, 2014 by dialing 888-286-8010 or 617-801-6888 for international calls and using the pass code 27994602. A replay also will be made available for a period of 12 months following the conference call on ARRIS’ website at www.arrisi.com.

About ARRIS

ARRIS is a global innovator in IP, video and broadband technology. We have continually worked with our customers to transform the experience of entertainment and communications for millions of people across the world. The people of ARRIS are dedicated to the success of our customers, bringing a passion for invention that has fueled our 60-year history: We created digital TV, delivered the first wireless broadband gateway and are pioneering the standards and pathways for tomorrow’s personalized, Ultra HD, multiscreen, and cloud services. We are dedicated to meeting today’s challenges and preparing for the tasks the future holds. Collaborating with our customers, ARRIS will continue to solve the most pressing challenges of 21st century communications. Together, we are inventing the future. For more information: www.arrisi.com.

Forward-looking statements:

Statements made in this press release, including those related to:

•	growth expectations and business prospects;

•	revenues and net income for the second quarter 2014, and beyond;

•	the integration of the Motorola Home business

•	expected sales levels and acceptance of new ARRIS products; and

•	the general market outlook and industry trends

are forward-looking statements. These statements involve risks and uncertainties that may cause actual results to differ materially from those set forth in these statements. Among other things,

•	projected results for the second quarter 2014 as well as the general outlook for 2014 and beyond are based on preliminary estimates, assumptions and projections that management believes to be reasonable at this time, but are beyond management’s control;

•	ARRIS may encounter difficulties combining the Motorola Home operations with ours, including difficulties combining personnel, facilities, and other operations or preserving customer relationships.

•	ARRIS’ customers operate in a capital intensive consumer based industry, and volatility in the capital markets or changes in customer spending may adversely impact their ability or willingness to purchase the products that the Company offers; and

•	because the market in which ARRIS operates is volatile, actions taken and contemplated may not achieve the desired impact relative to changing market conditions and the success of these strategies will be dependent on the effective implementation of those plans while minimizing organizational disruption.

In addition to the factors set forth elsewhere in this release, other factors that could cause results to differ from current expectations include: the impact of rapidly changing technologies; the impact of competition on product development and pricing; the ability of ARRIS to react to changes in general industry and market conditions including regulatory developments; rights to intellectual property, market trends and the adoption of industry standards; and consolidations within the telecommunications industry of both the customer and supplier base. These factors are not intended to be an all-encompassing list of risks and uncertainties that may affect the Company’s business. Additional information regarding these and other factors can be found in ARRIS’ reports filed with the Securities and Exchange Commission, including its Form 10-K for the year ended December 31, 2013. In providing forward-looking statements, the Company expressly disclaims any obligation to update publicly or otherwise these statements, whether as a result of new information, future events or otherwise.

# # # # #

ARRIS GROUP, INC.

PRELIMINARY CONSOLIDATED BALANCE SHEETS

(in thousands)

(unaudited)

	March 31,	December 31,	September 30,	June 30,	March 31,
	2014	2013	2013	2013	2013
ASSETS
Current assets:
Cash and cash equivalents	$440,707	$442,438	$541,114	$610,502	$423,551
Short-term investments, at fair value	80,818	67,360	125,387	130,723	184,838

Total cash, cash equivalents and short term investments	521,525	509,798	666,501	741,225	608,389
Restricted cash	1,076	1,079	1,818	3,801	4,689
Accounts receivable, net	731,677	637,059	627,844	662,156	206,236
Other receivables	11,694	8,366	4,076	11,007	3,743
Inventories, net	286,058	330,129	343,895	311,608	126,530
Prepaid income taxes and taxes recoverable	51,758	13,034	49,447	38,186	10,703
Prepaids	15,986	61,482	18,881	17,296	13,227
Current deferred income tax assets	80,427	77,167	75,875	132,113	25,927
Other current assets	50,601	39,930	60,111	281,987	13,674

Total current assets	1,750,802	1,678,044	1,848,448	2,199,379	1,013,118
Property, plant and equipment, net	388,653	396,152	398,353	393,594	54,109
Goodwill	940,149	940,402	943,258	943,316	193,976
Intangible assets, net	1,114,231	1,176,192	1,241,258	1,270,211	86,926
Investments	72,372	71,176	96,711	95,551	55,938
Noncurrent deferred income tax assets	21,862	7,678	6,535	6,368	52,410
Other assets	56,180	52,363	52,300	54,847	11,089

	$4,344,249	$4,322,007	$4,586,863	$4,963,266	$1,467,566

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$596,191	$662,919	$573,673	$485,291	$47,783
Accrued compensation, benefits and related taxes	93,251	116,262	101,233	88,494	36,791
Accrued warranty	53,940	48,755	46,536	57,532	2,768
Deferred revenue	125,670	69,071	77,267	80,254	61,431
Current portion of LT debt	53,268	53,254	293,399	289,990	225,368
Current income taxes liability	13,508	3,068	7,012	6,528	350
Other accrued liabilities	143,018	141,699	148,282	549,995	59,055

Total current liabilities	1,078,846	1,095,028	1,247,402	1,558,084	433,546
Long-term debt, net of current portion	1,677,712	1,691,034	1,822,941	1,837,952	—
Accrued pension	58,733	58,657	65,395	64,263	27,200
Accrued severance liability, net of current portion	3,833	3,814	3,870	3,782	4,262
Noncurrent income taxes payable	21,913	21,048	25,012	35,320	30,168
Noncurrent deferred income tax liabilities	83,904	74,791	74,242	146,086	351
Other noncurrent liabilities	58,842	58,648	53,465	48,196	18,836

Total liabilities	2,983,783	3,003,020	3,292,327	3,693,683	514,363
Stockholders’ equity:
Preferred stock	—	—	—	—	—
Common stock	1,794	1,766	1,729	1,726	1,509
Capital in excess of par value	1,689,907	1,688,782	1,669,667	1,657,383	1,292,971
Treasury stock at cost	(306,330)	(306,330)	(306,330)	(306,330)	(306,330)
Unrealized gain (loss) on marketable securities	27	306	85	(19)	288
Unfunded pension liability	(2,416)	(2,416)	(8,558)	(8,558)	(8,592)
Unrealized gain (loss) on Derivative Instruments	(2,660)	(2,541)	(4,277)	—	—
Accumulated deficit	(19,769)	(60,569)	(57,752)	(74,922)	(26,459)
Cumulative translation adjustments	(87)	(11)	(28)	303	(184)

Total stockholders’ equity	1,360,466	1,318,987	1,294,536	1,269,583	953,203

	$4,344,249	$4,322,007	$4,586,863	$4,963,266	$1,467,566

ARRIS GROUP, INC.

PRELIMINARY CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

(unaudited)

	For the Three Months
	Ended March 31,
	2014	2013
Net sales	$1,225,017	$353,650
Cost of sales	878,243	245,124

Gross margin	346,774	108,526
Operating expenses:
Selling, general, and administrative expenses	99,132	40,126
Research and development expenses	134,153	44,082
Integration, acquisition, restructuring and other costs	11,502	7,199
Amortization of intangible assets	64,001	7,603

	308,788	99,010

Operating income	37,986	9,516
Other expense (income):
Interest expense	16,598	4,631
Loss (gain) on investments	1,674	(564)
Loss (gain) on foreign currency	(679)	821
Interest income	(583)	(838)
Other expense, net	2,172	19,416

Income (loss) before income taxes	18,804	(13,950)
Income tax (benefit) expense	(21,996)	700

Net income (loss)	$40,800	$(14,650)

Net income (loss) per common share:
Basic	$0.29	$(0.13)

Diluted	$0.28	$(0.13)

Weighted average common shares:
Basic	142,854	115,150

Diluted	147,152	115,150

ARRIS GROUP, INC.

PRELIMINARY CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(unaudited)

	For the Three Months
	Ended March 31,
	2014	2013
Operating Activities:
Net income (loss)	$40,800	$(14,650)
Depreciation	19,994	6,509
Amortization of intangible assets	64,001	7,603
Amortization of deferred finance fees and debt discount	2,331	160
Non-cash interest expense	—	3,244
Deferred income tax provision (benefit)	(8,385)	(5,995)
Stock compensation expense	11,033	6,744
Reduction in revenue related to Comcast investment in ARRIS	—	13,182
Mark-to-market fair value adjustment related to Comcast investment in ARRIS	—	19,348
Loss on disposal of fixed assets	412	(4)
Loss (gain) on investments	1,674	(564)
Excess tax benefits from stock-based compensation plans	(10,457)	(4,659)
Changes in operating assets & liabilities, net of effects of acquisitions and disposals:
Accounts receivable	(94,618)	(17,655)
Other receivables	773	(3,889)
Inventory	44,071	7,318
Income taxes payable/recoverable	(27,419)	3,808
Accounts payable and accrued liabilities	(42,651)	28,014
Prepaids and other, net	33,289	1,543

Net cash provided by operating activities	34,848	50,057
Investing Activities:
Purchases of investments	(29,095)	—
Disposals of investments	11,175	244,711
Purchases of property & equipment, net	(12,924)	(6,289)
Sale of property & equipment	17	53

Net cash (used in) provided by investing activities	(30,827)	238,475
Financing Activities:
Payment of debt obligations	(13,750)	—
Excess income tax benefits from stock-based compensation plans	10,457	4,659
Repurchase of shares to satisfy employee tax minimum withholdings	(6,239)	(11,992)
Fees and proceeds from issuance of common stock, net	3,780	10,649

Net cash (used in) provided by financing activities	(5,752)	3,316
Net (decrease) increase in cash and cash equivalents	(1,731)	291,848
Cash and cash equivalents at beginning of period	442,438	131,703

Cash and cash equivalents at end of period	$440,707	$423,551

ARRIS GROUP, INC.

PRELIMINARY SUPPLEMENTAL SALES & NET INCOME RECONCILIATION

(unaudited)

(in thousands, except per share data)	Q1 2013			Q1 2014
	Amount			Amount
Sales	$353,650			$1,225,017
Highlighted items:
Reduction in revenue related to Comcast investment and other acquisition-related adjustments	13,182			206

Sales excluding highlighted items	$366,832			$1,225,223

	Q1 2013			Q1 2014
		Per Diluted			Per Diluted
	Amount	Share		Amount	Share
Net income (loss)	$(14,650)	$(0.13	)(1)	$40,800	$0.28
Highlighted items:
Impacting gross margin:
Impacts related to Comcast investment and other acquisition-related adjustments	13,182	0.11		199	0.00
Stock compensation expense	831	0.01		1,275	0.01
Impacting operating expenses:
Intergration, acquisition, restructuring and other costs	7,199	0.06		11,502	0.08
Amortization of intangible assets	7,603	0.06		64,001	0.43
Stock compensation expense	5,913	0.05		9,758	0.07
Impacting other (income) / expense:
Non-cash interest expense	3,244	0.03		—	—
Credit facility—ticking fees	388	0.00		—	—
Mark-to-market FV adjustment related to Comcast investment in ARRIS	19,348	0.16		—	—
Net tax items	(13,251)	(0.11)		(58,850)	(0.40)

Total highlighted items	44,457	0.37		27,885	0.19

Net income excluding highlighted items	$29,807	$0.25		$68,685	$0.47

Weighted average common shares—Basic		115,150			142,854

Weighted average common shares—diluted		119,022			147,152

(1)	Basic shares used as losses were reported for those periods and the inclusion of dilutive shares would be anti-dilutive

See Notes to GAAP and Adjust Non-GAAP Financial Measures

Notes to GAAP to Adjusted Non-GAAP Financial Measures

The Company reports its financial results in accordance with accounting principles generally accepted in the United States (“GAAP” or referred to herein as “reported”). However, management believes that certain non-GAAP financial measures provide management and other users with additional meaningful financial information that should be considered when assessing our ongoing performance. Our management regularly uses our supplemental non-GAAP financial measures internally to understand, manage and evaluate our business and make operating decisions. These non-GAAP measures are among the factors management uses in planning for and forecasting future periods. Non-GAAP financial measures should be viewed in addition to, and not as an alternative to, the Company’s reported results prepared in accordance with GAAP. Our non-GAAP financial measures reflect adjustments based on the following items, as well as the related income tax effects:

Acquisition Accounting Impacts Related to Deferred Revenue: In connection with our acquisitions of Motorola Home and BigBand, business combination rules require us to account for the fair values of arrangements for which acceptance has not been obtained, and post contract support in our purchase accounting. The non-GAAP adjustment to our sales and cost of sales is intended to include the full amounts of such revenues. We believe the adjustment to these revenues is useful as a measure of the ongoing performance of our business. We have historically experienced high renewal rates related to our support agreements and our objective is to increase the renewal rates on acquired post contract support agreements; however, we cannot be certain that our customers will renew our contracts.

Reduction in Revenue Related to Comcast Investment in ARRIS: In connection with our acquisition of Motorola Home, Comcast was given an opportunity to invest in ARRIS. The accounting guidance requires that we record the implied fair value of benefit received by Comcast as a reduction in revenue. Until the closing of the deal, changes in the value of the investment will be marked to market and flow through other expense (income). We have excluded the effect of the implied fair value in calculating our non-GAAP financial measures. We believe it is useful to understand the effects of these items on our total revenues and other expense (income).

Stock-Based Compensation Expense: We have excluded the effect of stock-based compensation expenses in calculating our non-GAAP operating expenses and net income measures. Although stock-based compensation is a key incentive offered to our employees, we continue to evaluate our business performance excluding stock-based compensation expenses. We record non-cash compensation expense related to grants of options and restricted stock. Depending upon the size, timing and the terms of the grants, the non-cash compensation expense may vary significantly but will recur in future periods.

Integration, Acquisition, Restructuring and Other Costs: We have excluded the effect of acquisition, integration, and other expenses and the effect of restructuring expenses in calculating our non-GAAP operating expenses and net income measures. We will incur significant expenses in connection with our recent acquisition of Motorola Home, which we generally would not otherwise incur in the periods presented as part of our continuing operations. Acquisition and integration expenses consist of transaction costs, costs for transitional employees, other acquired employee related costs, and integration related outside services. Restructuring expenses consist of employee severance, abandoned facilities, and other exit costs. Additionally, we have excluded the effect of a loss on the sale of a product line in calculating our non-GAAP operating expenses and net income measures. We believe it is useful to understand the effects of these items on our total operating expenses.

Amortization of Intangible Assets: We have excluded the effect of amortization of intangible assets in calculating our non-GAAP operating expenses and net income measures. Amortization of intangible assets is non-cash, and is inconsistent in amount and frequency and is significantly affected by the timing and size of our acquisitions. Investors should note that the use of intangible assets contributed to our revenues earned during the periods presented and will contribute to our future period revenues as well. Amortization of intangible assets will recur in future periods.

Non-Cash Interest on Convertible Debt: We have excluded the effect of non-cash interest in calculating our non-GAAP operating expenses and net income measures. We record the accretion of the debt discount related to the equity component non-cash interest expense. We believe it is useful to understand the component of interest expense that will not be paid out in cash.

Credit Facility—Ticking Fees: In connection with our acquisition of Motorola Home, the cash portion of the consideration is funded through debt financing commitments. A ticking fee is a fee paid to our banks to compensate for the time lag between the commitment allocation on a loan and the actual funding. We have excluded the effect of the ticking fee in calculating our non-GAAP financial measures. We believe it is useful to understand the effect of this non-cash item in our other expense (income).

Mark To Market Fair Value Adjustment Related To Comcast Investment in ARRIS: In connection with our acquisition of Motorola Home, Comcast was given an opportunity to invest in ARRIS. The accounting guidance requires we mark to market the changes in the value of the investment and flow through other expense (income). We have excluded the effect of the implied fair value in calculating our non-GAAP financial measures. We believe it is useful to understand the effects of these items on our total other expense (income).

Income Tax Expense (Benefit): We have excluded the tax effect of the non-GAAP items mentioned above. Additionally, we have excluded the effects of certain tax adjustments related to state valuation allowances, research and development tax credits and provision to return differences.